Exhibit 5.2

Advocaten
Notarissen
Belastingadviseurs

Burgerweeshuispad 201
To JBS N.V.	P.O. Box 75084
Stroombaan 16, 5th floor	1070 AB Amsterdam
1181VX Amstelveen
The Netherlands	T +31 20 577 1771
(the “Company”)	F +31 20 577 1775

Date 16 October 2026	Lisa de Boer
E Lisa.deBoer@debrauw.com
Our ref. M60139773/2/20795548	T +31 20 577 1614
F +31 20 577 1775

Re:

Dear Addressee,

JBS N.V. (the “Company”)

the Registration with the SEC of the New Notes

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V., (“De Brauw”) act as Dutch legal advisers to the Company in connection with the New Notes and the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw

Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

(b)	As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)	we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)	we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)	we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	FACTUAL RESEARCH

We have examined the following documents:

(a)	A copy of:

(i)	each Indenture signed by the Company;

(ii)	the forms of the New Notes as included in each Indenture; and

(iii)	the Registration Statement.

(b)	A copy of:

(i)	the Company’s deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	each Trade Register Extract.

(c)	A copy of the Corporate Resolution.

Legal opinion on the Registration of the New Notes
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(d)	A copy of the Power of Attorney.

In addition, we have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the most recent Trade Register Extract is up to date.

(f)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/national e-terrorismelijst that the Company is not included on any Sanctions List.

(g)	Confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Company is not registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)

(A)	Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(B)	Each electronic signature is a qualified electronic signature or the signing method used for it is sufficiently reliable

(iii)	Each confirmation listed in paragraph 3 is true.

(iv)	Each Indenture has been signed by all parties, and all New Notes will have been issued in the form referred to in this opinion.

(b)	The Board Regulations remain in force without modification.

Legal opinion on the Registration of the New Notes
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(c)

(i)	The Corporate Resolution has been duly adopted and remains in force without modification.

(ii)	There is no works council (ondernemingsraad) the advice of which must be sought on the Company’s issue of the New Notes.

(d)	The most recent Trade Register Extract remains up to date.

(e)

(i)	Each party other than the Company has validly entered into each Indenture.

(ii)	Where required, the New Notes have been or will have been validly authenticated in accordance with the Indentures.

(iii)	The Power of Attorney remains in force, and will remain in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Indenture or the Global Notes on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney (including, whether or not expressed, to sign by electronic signature).

(iv)	All New Notes will have been signed on behalf of the Company by the number of managing directors required by its articles of association, the managing director with the title Global Chief Executive Officer, or by a person duly authorised to sign pursuant to the Power of Attorney.

(f)	When validly signed by all parties (including by electronic signature), each Indenture and the New Notes are valid and binding on and enforceable against each party under New York law by which they are expressed to be governed.

(g)

(i)	Any New Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

Legal opinion on the Registration of the New Notes
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(ii)	The New Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)	At the time when the Company disposed or disposes of the New Notes in the context of the offer of the New Notes, the Company did or does not possess inside information (voorwetenschap) in respect of the Company or the trade in the New Notes.

(h)	The Company does not qualify as a bank (bank) within the meaning of the Wft.

(i)	The Registration Statement will have been and each of the Indentures have been filed with the SEC in the form referred to in this opinion.

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

(a)	The Company has been incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Company has the corporate power to enter into and perform each Indenture, and to issue and perform the New Notes.

(ii)	The Company has taken all necessary corporate action to authorise its entry into and performance of each Indenture, and its issue and performance of the New Notes.

(iii)	The Company has validly signed each Indenture.

(iv)	When signed on behalf of the Company by the number of managing directors required by its articles of association, the managing director with the title Global Chief Executive Officer, or by a person duly authorised to sign pursuant to the Power of Attorney, the Company will have validly signed the Global Notes.

(c)	The Company’s entry into and performance of each Indenture, and the issue and performance of the New Notes, do not violate Dutch law or its articles of association.

Legal opinion on the Registration of the New Notes
Our ref. M60139773/2/20795548	5 / 16

(d)

(i)	The choice of New York law as the governing law of each Indenture and the New Notes is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Company of each Indenture and the New Notes.

(e)

(i)	The validity and binding effect on and enforceability against the Company of the submission to the jurisdiction of the New York Courts in each Indenture:

(A)	under Dutch private international law are likely governed by New York law; and

(B)	are not restricted by Dutch law.

(ii)	A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

Legal opinion on the Registration of the New Notes
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(b)	The recognition of New York law as the governing law of each Indenture and the New Notes:

(i)	will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Indenture was entered into or the New Notes were issued (other than the choice of New York law as the governing law of that Indenture or the New Notes, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)	The binding effect and enforceability of the submission to the jurisdiction of the New York Courts in each Indenture, are subject to limited exceptions, including any exceptions applicable under the Brussels I-bis Regulation or the Lugano Convention.

(d)	Under the Brussels I-bis Regulation, a choice of court agreement that (i) provides for a choice of court in the European Union, and (ii) permits a party to bring proceedings before another court, is valid insofar as (A) the other court is a court in the European Union or a state party to the Lugano Convention, and (B) the agreement identifies objective factors which are sufficiently precise to enable the other court to ascertain whether it has jurisdiction. It is uncertain whether this rule applies to other non-exclusive choices of court and we do not express any opinion on the effects of this rule on each Indenture.

Legal opinion on the Registration of the New Notes
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(e)	Enforcement in the Netherlands of each Indenture and the New Notes, and of foreign judgments is subject to Dutch rules of civil procedure.

(f)	The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) the Company’s entry into and performance of each Indenture and the issue of the New Notes violates Dutch law, and (ii) each Indenture and the New Notes are valid, binding and enforceable.

(g)	To the extent that Dutch law applies, any provision that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances.

(h)	To the extent that Dutch law applies, title to a New Note may not pass if (i) the New Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the New Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(i)	To the extent that each of the Terms and Conditions are general conditions within the meaning of article 6:231 BW, a holder of a New Note may nullify (vernietigen) a provision therein if (i) the Company has not offered the holder a reasonable opportunity to examine each of the Terms and Conditions, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a New Note is a natural person not acting in the conduct of a profession or trade. A substitution provision such as set out in Section 12 of the applicable Indenture might fall within the scope of article 6:236 BW.

(j)	If any New Note has been signed on behalf of the Company (manually) by a person who on the signing date is, but ceases to be before the date of the New Note and its authentication and issue, a duly authorised representative of the Company, enforcement of the New Note in a Dutch court may require that the holder of the New Note submit a copy of the applicable Indenture.

Legal opinion on the Registration of the New Notes
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(k)	In proceedings in a Dutch court for the enforcement of each Indenture, the court may mitigate amounts due in respect of litigation and collection costs.

(l)	In respect of proceedings in a Dutch court for the enforcement of each Indenture, the appointment of a process agent pursuant the Indentures may be without effect.

(m)	Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(n)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(o)	We do not express any opinion on:

(i)	any co-ownership interest, including its validity, in any New Note;

(ii)	the validity of any assignment or transfer pursuant to each of the Indentures or any other in rem matters;

(iii)	(a) tax matters, (b) anti-trust, state-aid or competition laws, (c) compliance with sanctions laws and (d) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognise as being applicable to the Indentures, the New Notes or transactions pursuant to the Indentures to which this opinion relates; and

(iv)	the implications of the New Notes being co-issued by the Issuers, including without limitation any questions arising from the joint or several nature of the co-issuance obligations or the allocation of rights and liabilities between each of the Issuers.

Legal opinion on the Registration of the New Notes
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7	RELIANCE

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

(i)	the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion; and

(iii)	our liability in connection with this opinion is limited to the amount that is paid out in the specific case under our insurance, plus the applicable deductible.

(c)	The Company may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the exhibit schedule in the Registration Statement.

(d)	We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the reference to De Brauw Blackstone Westbroek N.V. in the Registration Statement under the heading ‘Legal Matters’. In giving this consent, we do not admit that we are a person whose consent is required under Section 7 of the Securities Act or any rules and regulations promulgated by the SEC.

[Signature page follows]

Legal opinion on the Registration of the New Notes
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Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ De Brauw Blackstone Westbroek N.V.

Lisa de Boer

Advocaat

Legal opinion on the Registration of the New Notes
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Annex – Definitions

Part 1 – General

In this opinion:

“2037 Indenture” is defined in part 3 (New Notes and Registration) of this Annex.

“2037 New Notes” is defined in part 3 (New Notes and Registration) of this Annex.

“2037 Old Notes” means the old USD 1,500,000,000 5.625% senior notes issued by the Issuers due 2037 under the 2037 Indenture.

“2057 Indenture” is defined in part 3 (New Notes and Registration) of this Annex.

“2057 New Notes” is defined in part 3 (New Notes and Registration) of this Annex.

“2057 Old Notes” means the old USD 1,000,000,000 6.400% senior notes issued by the Issuers due 2057 under the 2057 Indenture.

“Exchange Offers” means the offers by the Issuers to exchange each series of Old Notes for a corresponding series of New Notes, as contemplated by the Registration Statement.

“Board Regulations” is defined in part 2 (Company) of this Annex.

“Brussels I-bis Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“BW” means the Civil Code (Burgerlijk Wetboek).

“Company” is defined in part 2 (Company) of this Annex.

“Corporate Resolution” is defined in part 2 (Company) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Foreign Issuer” means each of:

Legal opinion on the Registration of the New Notes
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(a)	JBS USA Foods Group Holdings, Inc., a Delaware corporation; and

(b)	JBS USA Food Company Holdings, a Delaware corporation.

“Global Notes” is defined in part 3 (New Notes and Registration) of this Annex.

“Indentures” is defined in part 3 (New Notes and Registration) of this Annex.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuers” means the Company and each Foreign Issuer.

“New Notes” is defined in part 3 (New Notes and Registration) of this Annex.

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Court” means any federal or state court in The City of New York, Borough of Manhattan, State of New York.

“New York law” means the laws of the State of New York without regard to its conflicts of laws principles.

“Offer Regulations” means:

(a)	Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)	Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC;

Legal opinion on the Registration of the New Notes
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(d)	Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Registration Statement; and

(e)	the Wft.

“Old Notes” means each of the 2037 Old Notes and the 2057 Old Notes.

“Power of Attorney” is defined in part 2 (Company) of this Annex.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Registration” means the registration by the Issuers of the New Notes with the SEC under the Securities Act in connection with the Exchange Offers.

“Registration Statement” is defined in part 3 (New Notes and Registration) of this Annex.

“Sanctions List” means each of:

(a)	the Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)	the National sanction list terrorism (Nationale sanctielijst terrorisme).

“SEC” means the United States Securities and Exchange Commission. “Securities Act” means the United States Securities Act of 1933, as amended.

“Terms and Conditions” is defined in part 3 (New Notes and Registration) of this Annex.

“the Netherlands” means the European part of the Kingdom of the Netherlands.

“Trade Register Extract” is defined in part 2 (Company) of this Annex.

“Trustee” means Regions Bank as trustee under the Indentures.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

Legal opinion on the Registration of the New Notes
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Part 2 – Company

In this opinion:

“Board Regulations” means the management board regulations of the Company’s management board (bestuur) dated 13 June 2025.

“Company” means JBS N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, with its official seat (statutaire zetel) in Amsterdam, registered with the Dutch Trade Register (Handelsregister) under number 76063305.

“Corporate Resolution” means the minutes of the meeting of the Company’s management board (bestuur) held on 25 March 2026 (including Schedule 1 thereto), approving, among other things, the issuance of the New Notes, the Exchange Offers and the Registration, including a power of attorney granted by the Company to each of Gilberto Tomazoni, Diego de Camargo Pirani, Eliseo Santiago Perez Fernandez, Wesley Mendonça Batista Filho and Guilherme Perboyre Cavalcanti, and dated 25 March 2026.

“Power of Attorney” means the power of attorney included in the resolution of the Company’s management board referred to in the definition of “Corporate Resolution”.

“Trade Register Extract” means each Trade Register extract relating to the Company provided by the Chamber of Commerce (Kamer van Koophandel) dated 13 April 2026 and dated 16 October 2026.

Legal opinion on the Registration of the New Notes
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Part 3 – New Notes and Registration

In this opinion:

“2037 Indenture” means the indenture dated 13 April 2026 among the Issuers, as issuers, and the Trustee, as trustee, governed by the laws of the State of New York, relating to the 2037 New Notes and the 2037 Old Notes.

“2037 New Notes” means the new 5.625% senior notes issued by the Issuers due 2037 under the 2037 Indenture.

“2057 Indenture” means the indenture dated 13 April 2026 among the Issuers, as issuers, and the Trustee, as trustee, governed by the laws of the State of New York, relating to the 2057 New Notes and the 2057 Old Notes.

“2057 New Notes” means the new 6.400% senior notes issued by the Issuers due 2057 under the 2057 Indenture.

“Global Notes” means:

(a)	the global note to be executed by the Company after the Registration, following the consummation of the applicable Exchange Offer, relating to the 2037 New Notes, in the form as included in the 2037 Indenture; and

(b)	the global note to be executed by the Company after the Registration, following the consummation of the applicable Exchange Offer, relating to the 2057 New Notes, in the form as included in the 2057 Indenture.

“Indentures” means each of the 2037 Indenture and the 2057 Indenture.

“New Notes” means each of the 2037 New Notes and the 2057 New Notes, and where the context permits:

(a)	the New Notes in all forms referred to in this opinion, including, without limitation, the Global Notes; and

(b)	each of the Terms and Conditions.

“Registration Statement” means the registration statement on Form F-4 of the Issuers filed with the SEC in connection with the Exchange Offers, including the prospectus.

“Terms and Conditions” means each of the terms and conditions of the New Notes.

Legal opinion on the Registration of the New Notes
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